EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-77648) pertaining to the Employee Stock Option Plan of Cygne Designs, Inc. and in the Registration Statement (Form S-8 No. 33-77650) pertaining to the Stock Option Plan for non-employee Directors of Cygne Designs, Inc. of our report dated March 30, 2001 with respect to the consolidated Financial Statements and schedule of Cygne Designs, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended February 3, 2001 of Cygne Designs, Inc.

                                                     ERNST & YOUNG LLP

New York, New York
April 30, 2001